Exhibit 99.2

Contacts:
Investors
Ana Schrank
Ana.Schrank@McKesson.com
415-983-7153

Media
James Larkin	Jennifer Horspool
James.Larkin@McKesson.com	Jennifer.Horspool@USOncology.com
415-983-8736	281-863-6739
McKesson to Purchase US Oncology in a
Transaction Valued at $2.16 Billion
Combined organization will focus on delivering a robust
portfolio of leading-edge solutions to community oncology practices
SAN FRANCISCO and THE WOODLANDS, TX, November 1, 2010—McKesson Corporation (NYSE: MCK), a leading healthcare services and information technology company, and US Oncology, a leading integrated oncology company, announced today that the two companies have signed a definitive agreement under which McKesson will purchase all outstanding shares of US Oncology for cash. The total transaction, including the assumption of US Oncology’s outstanding debt, is valued at approximately $2.16 billion. The combined organization will focus on providing a comprehensive offering of solutions for the oncology industry, one of the fastest-growing segments in healthcare.
The parties are targeting a closing by the end of McKesson’s third fiscal quarter, ending December 31, 2010, subject to customary conditions, including all necessary regulatory clearances. Excluding transaction and integration costs, the acquisition is expected to be neutral to McKesson’s diluted earnings per share in its current fiscal year, and modestly accretive beginning in McKesson’s fiscal year 2012. In connection with the acquisition, it is anticipated that substantially all of US Oncology’s debt will be repaid or refinanced, including the Senior Floating Rate PIK Toggle Notes due 2012 issued by US Oncology Holdings, Inc., and the 9.125% Senior Secured Notes due 2017 and 10.75% Senior Subordinated Notes due 2014, both issued by US Oncology, Inc.
The unified organization will bring together the collective capabilities of McKesson and US Oncology to provide oncology customers access to:
•	Leading evidence-based medicine offerings that drive continued improvements in clinical outcomes and enable value-based reimbursement;
•	Expanded clinical expertise, clinical research and personalized medicine offerings;
•	Integrated, efficiency-enabling healthcare information technology, including the iKnowMed™ and Lynx® technology platforms, facilitating outcomes measurement, reporting, and advanced product and inventory management;

•	Innovative practice-management solutions and consultative capabilities that allow independent community specialists to thrive in a changing healthcare environment; and
•	Superior distribution capabilities and supply-chain expertise.
These solutions will help community oncologists improve the care experience for patients and drive business and clinical innovations that address the increasing demand for high-quality, cost-effective, personalized cancer care.
“McKesson is committed to improving the health and vitality of our customers, with the ultimate goal of improving the health of patients,” said John H. Hammergren, chairman and chief executive officer, McKesson. “The combination of US Oncology and McKesson will enhance our ability to achieve these goals in one of the most important segments in healthcare. Community oncology practices need strategic support that offers not only technology and distribution solutions, but also value-added clinical and reimbursement management services that enable them to provide the highest-quality, most efficient care to their patients. With this acquisition, McKesson will offer a compelling suite of services and solutions to community oncologists and other partners in the rapidly evolving specialty business.”
The combined McKesson Specialty Care Solutions business will be led by Bruce Broussard, chairman and chief executive officer of US Oncology, and will be headquartered in The Woodlands, Texas, with continuing operations in the San Francisco Bay Area and other locations throughout the country. Broussard will report to Paul Julian, executive vice president and group president, McKesson Corporation. McKesson will continue to operate the United Network of US Oncology, including US Oncology’s Comprehensive Strategic Alliance offering, US Oncology Research and other services under the US Oncology brand name.
Strategic Acquisition Creates Broader, Deeper Oncology Offering
The unified company will deliver a best-in-class oncology program, clinical tools, guidelines and care pathways that will create a leader in evidence-based medicine backed by a deep team of clinical experts. With approximately 3,000 total physician customers, the new organization’s expanded breadth will accelerate investments in integrated systems, process excellence, and clinical programs that will help drive productivity, efficient care delivery, and the best possible care experience for patients.
“With the healthcare marketplace moving rapidly toward reimbursement based on quality and cost-effectiveness, our physician customers need access to deep clinical, operational and information technology capabilities to create integrated networks that continually enhance the quality of care in a cost-efficient manner,” said Bruce Broussard. “In joining McKesson, we are building the scale and expertise necessary to empower our customer base to shape the future of healthcare.”
“The addition of US Oncology’s physician-centric business model and clinical expertise to the McKesson portfolio advances our strategy and significantly strengthens our offering for community oncology and other partners in the specialty segment,” said Paul Julian. “McKesson and US Oncology’s businesses are highly complementary, providing our collective customers access to more services and solutions that will enhance their ability to deliver advanced cancer care.”
Unified Organization Creates More Choices for Community Oncology
Together, McKesson and US Oncology will provide oncology practices with a robust suite of practice-support options and services, which can be tailored to meet each customer’s specific needs. US Oncology’s existing Comprehensive Strategic Alliance (CSA) practice-management offering and core services will remain intact, while the combined organization will offer a broad array of a la carte technology, practice-management, reimbursement and clinical services to the community oncology segment. US Oncology does not employ the physicians or own the practices affiliated with the company, and all customers will retain the flexibility to select the business-relationship model that best suits their individual needs.
“This strategic acquisition is a logical next step in our commitment to ensure the continued vitality of community oncology, while creating value for our shareholders,” concluded Hammergren. “We look forward to welcoming US Oncology’s innovative, experienced employees to McKesson and to working together with our customers to create better health for our customers and the patients they serve.”
About US Oncology
US Oncology, Inc. is the nation’s leading integrated oncology company. By uniting the largest community-based cancer treatment and research network in America, US Oncology expands patient access to high-quality care and advances the science of cancer care. Headquartered in The Woodlands, Texas, US Oncology is affiliated with more than 1,300 community-based oncologists, and works with patients, hospitals, payors and the medical industry across all phases of the cancer research and delivery continuum. By promoting the use of innovative technology, clinical research, evidence-based medicine and shared best practices, US Oncology improves patient outcomes and offers a better patient experience. For more information, visit www.usoncology.com.
About McKesson
McKesson Corporation, currently ranked 14th on the FORTUNE 500, is a healthcare services and information technology company dedicated to helping its customers deliver high-quality healthcare by reducing costs, streamlining processes, and improving the quality and safety of patient care. Over the course of its 177-year history, McKesson has grown by providing pharmaceutical and medical-surgical supply management across the spectrum of care; healthcare information technology for hospitals, physicians, homecare and payors; hospital and retail pharmacy automation; and services for manufacturers and payors designed to improve outcomes for patients. For more information, visit www.mckesson.com.
Risk Factors
This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, that are subject to risks and uncertainties and other factors. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including statements regarding the expected timing of the completion of the transaction; the ability to complete the transaction considering the various closing conditions; the expected benefits and costs of the transaction; any projections of earnings, revenues or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements regarding product or service development, extensions or integration; any statements of expectation or belief; any statements regarding general industry conditions and competition; any statements regarding economic conditions; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include risks related to the timing or ultimate completion of the transaction, as the transaction is subject to certain closing conditions, including receipt of all necessary regulatory clearances; the possibility that expected benefits may not materialize as expected; McKesson’s ability to successfully implement integration strategies; as well as the ability to ensure continued performance or market growth of US Oncology’s products and services. These risks, uncertainties and other factors, and the general risks associated with the respective businesses of McKesson and US Oncology described in the reports and other documents filed by each of them with the Securities and Exchange Commission, could cause actual results to differ materially from those referred to in the forward-looking statements. All forward-looking statements are based on information currently available to McKesson and US Oncology and are qualified in their entirety by this cautionary statement. Except as required by law, neither McKesson nor US Oncology assumes any obligation to update any such forward-looking statements or other statements included in this press release.

CONFERENCE CALL
McKesson Corporation will host a conference call for the financial community to review its proposed acquisition of US Oncology today at 8:30 AM (ET). The dial-in number for individuals wishing to participate on the call is 719-234-7317. Ana Schrank, vice president, Investor Relations, is the leader of the call, and the password to join the call is ‘McKesson’. The call will be available on replay at 888-203-1112 and the replay passcode is 9356549. International callers should dial 719-457-0820 for the replay.